Exhibit 10.1

Angelica Letterhead

May 23, 2007

James R. Henderson
(Address)

Dear Jim:

Attached is a copy of our letter agreement, dated September 19, 2006, in which it was agreed that your retainer fees and other director compensation will be paid in the form of cash rather than shares of Angelica stock.

In accordance with that agreement, and consistent with the process that was followed last year, we will pay your retainer fee for this year in a similar manner.  Again, as explained in the attached, if a director leaves the Board within less than 10 months following the Retainer Date (May 15, 2007), he forfeits a pro-rated portion of the total amount.  Accordingly, your retainer fee ($20,000) will be paid in three equal installments in August, November and March (thus completing payment of the full amount as of the end of the 10 month period).

In addition, in lieu of the annual stock grant of 600 shares paid to each director, you will receive a cash payment, in an amount equivalent to the market value of the shares based on the average of the high and low trading price on the grant date (May 15, 2007).  These shares normally vest at the rate of one-third per year, over a three year period.  On that basis, each of three cash payments will be made to you on May 15, 2008, 2009 and 2010, in the amount of $4,861.00 (600 shares x $24.305) for a total of $14,583.00.

If you have any questions, please feel free to call me.  Otherwise, we ask that you sign and return the enclosed copy of this letter to acknowledge receipt and acceptance of the above.

Very truly yours,

/s/ Steve Frey

RECEIVED AND ACCEPTED

/s/ James R. Henderson
James R. Henderson

Angelica Letterhead

May 23, 2007

John J. Quicke
(Address)

Dear John:

Attached is a copy of our letter agreement, dated September 19, 2006, in which it was agreed that your retainer fees and other director compensation will be paid in the form of cash rather than shares of Angelica stock.

In accordance with that agreement, and consistent with the process that was followed last year, we will pay your retainer fee for this year in a similar manner.  Again, as explained in the attached, if a director leaves the Board within less than 10 months following the Retainer Date (May 15, 2007), he forfeits a pro-rated portion of the total amount.  Accordingly, your retainer fee ($20,000) will be paid in three equal installments in August, November and March (thus completing payment of the full amount as of the end of the 10 month period).

In addition, in lieu of the annual stock grant of 600 shares paid to each director, you will receive a cash payment, in an amount equivalent to the market value of the shares based on the average of the high and low trading price on the grant date (May 15, 2007).  Normally, these shares vest at the rate of one-third per year, over a three year period.  On that basis, each of three cash payments will be made to you on May 15, 2008, 2009 and 2010, in the amount of $4,861.00 (600 shares x $24.305) for a total of $14,583.00.

If you have any questions, please feel free to call me.  Otherwise, we ask that you sign and return the enclosed copy of this letter to acknowledge receipt and acceptance of the above.

Very truly yours,

/s/ Steve Frey

RECEIVED AND ACCEPTED

/s/ John J. Quicke
John J. Quicke